UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2014

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 5, 2014, Graham Holdings Company (the “Company”) announced that it, along with Tribune Media Company, The McClatchy Company and A. H. Belo Corporation (the “Selling Partners”), have entered into a Unit Purchase Agreement (the “Purchase Agreement”) to sell the membership interests in Classified Ventures, LLC (“CV”), whose primary asset is the online car shopping website Cars.com, held by the Selling Partners or their respective wholly-owned subsidiaries (the “Transaction”), to Gannett Co., Inc. at a price that values CV at $2.5 billion. Gross proceeds to the Selling Partners are expected to be approximately $1.8 billion, subject to a working capital and other adjustments. The Company owns a 16.5 percent interest in CV and expects its share of pre-tax cash proceeds from the Transaction will be approximately $410 million.

The Purchase Agreement contains customary representations and warranties, and also contains customary covenants, including covenants providing for each of the parties to use its commercially reasonable efforts to cause the Transaction to be consummated, and covenants requiring CV, subject to certain exceptions, to use its commercially reasonable efforts to carry on its business in the ordinary course of business consistent with past practice during the period between the execution of the Purchase Agreement and the closing of the Transaction.  The Transaction is subject to customary closing conditions, including the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Purchase Agreement also provides that, in the event CV receives any monies pursuant to the Asset Purchase Agreement, dated as of February 28, 2014, by and between CV and CoStar Group, Inc. (“Apartments.com Purchase Agreement”), CV will cause the escrow agent to release to the Selling Partners an amount that corresponds to their pre-closing ratable interest in CV. The Selling Partners remain severally responsible for 73.1% of any indemnification obligations of CV, to the extent the indemnification obligations exceed the amount reserved in escrow, under the Apartments.com Purchase Agreement.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The Purchase Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, the other parties to the Purchase Agreement or their respective subsidiaries or affiliates.

Item 8.01	Other Events

 The Company issued a press release announcing the entrance into the Purchase Agreement on August 5, 2014, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*
Unit Purchase Agreement by and among Classified Ventures, LLC, Gannett Co., Inc., Tribune Media Company, The McClatchy Company, Graham Holdings Company, A. H. Belo Corporation, and certain of their respective wholly-owned subsidiaries, dated August 5, 2014

99.1	Press Release of Graham Holdings Company, dated August 5, 2014

  * The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company

Date: August 8, 2014	By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Senior Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Unit Purchase Agreement by and among Classified Ventures, LLC, Gannett Co., Inc., Tribune Media Company, The McClatchy Company, Graham Holdings Company, A. H. Belo Corporation, and certain of their respective wholly-owned subsidiaries, dated August 5, 2014

99.1	Press Release of Graham Holdings Company, dated August 5, 2014

  * The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.